POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that, the undersigned hereby constitutes and appoints Timothy J. Fretthold, Jerry D. King, and Lisa K. Wortham, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for him and in his name, place, and stead, in any and all capacities (including as an officer and/or director of DIAMOND SHAMROCK, INC. (the "Corporation")), to sign a post-effective amendment to a Registration Statement on Form S-8 of the Corporation which, on October 6, 1993, registered, pursuant to the Securities Act of 1933, as amended, (i) 100,000 shares of Common Stock (and associated stock purchase rights) of the Corporation for issuance pursuant to the Corporation's 401(k) Retirement Savings Plan (the "Plan") and
(ii) interests in the Plan, and to sign any or all additional post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ W. H. CLARK

    W.H. Clark
    Director



Dated:  October 24, 1995

                        POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that, the undersigned hereby constitutes and appoints Timothy J. Fretthold, Jerry D. King, and Lisa K. Wortham, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for him and in his name, place, and stead, in any and all capacities (including as an officer and/or director of DIAMOND SHAMROCK, INC. (the "Corporation")), and as Chairman of the Corporation's Employee Benefits Committee, to sign a post-effective amendment to a Registration Statement on Form S-8 of the Corporation which, on October 6, 1993, registered, pursuant to the Securities Act of 1933, as amended, (i) 100,000 shares of Common Stock (and associated stock purchase rights) of the Corporation for issuance pursuant to the Corporation's 401(k) Retirement Savings Plan (the "Plan") and
(ii) interests in the Plan, and to sign any or all additional post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ WILLIAM R. KLESSE

    William R. Klesse
    Executive Vice President



Dated: December 6, 1995

W2789.LW